Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the following Registration Statements of Focus Enhancements, Inc. ("Company") of our report dated March 15, 2004, (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the substantial doubt about the Company's ability to continue as a going concern and the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") appearing in this Annual Report on Form 10-K of Focus Enhancements, Inc. for the year ended December 31, 2003:

Registration Statement No. 333-55178 on Form SB-2
Registration Statement No. 333-89770 on Form S-8
Registration Statement No. 333-57762 on Form S-8
Registration Statement No. 333-33243 on Form S-8
Registration Statement No. 333-104734 on Form S-8
Registration Statement No. 333-100353 on Form S-3
Registration Statement No. 333-104568 on Form S-3
Registration Statement No. 333-108134 on Form S-3
Registration Statement No. 333-112907 on Form S-4

DELOITTE & TOUCHE LLP


San Jose, California
March 15, 2004